ACELITY L.P. INC. REPORTS
FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS FOR 2014

- Fourth quarter revenue grew 6.5% compared to the prior-year period, on a constant currency basis

- Fourth quarter 2014 Adjusted EBITDA from continuing operations1 grew 5.4% compared to the prior-year period, on a constant currency basis

- Fourth quarter loss from continuing operations was $30.9 million compared to $52.0 million for the prior-year period

“I am pleased with our execution in the fourth quarter, which has again led to solid financial performance and continued momentum in the business, particularly within Advanced Wound Therapeutics devices where we reached record volumes,” said Joe Woody, President and Chief Executive Officer. “Our Systagenix integration continues as planned and is translating into a strategic growth platform for Acelity. We continue to make focused investments in market development, geographic expansion and innovation to further accelerate growth for the long term.”

Results of the fourth quarter and year ended December 31, 2014

Acelity revenue for the fourth quarter of 2014 was $482.7 million, up from the prior-year period by 4.4% as reported and 6.5% on a constant currency basis.

•
Advanced Wound Therapeutics ("AWT") revenue was $369.0 million, up 7.6% as reported and 10.3% on a constant currency basis, compared to the prior-year period. Excluding Systagenix, AWT revenue grew 6.0% on a constant currency basis due primarily to NPWT volume growth during the quarter. The remaining AWT growth was fueled by the fourth quarter 2013 addition of Systagenix to our global portfolio of product offerings.

•
Regenerative Medicine revenue was $109.3 million, down 5.9% as reported and 5.4% on a constant currency basis, compared to the prior-year period. The decline was primarily due to lower volumes associated with hernia repair procedures, partially offset by growth in breast reconstruction and growth in international markets.

Adjusted EBITDA from continuing operations for the fourth quarter of 2014 increased 3.6% to $198.3 million from $191.5 million in the prior-year period. The growth rate of Adjusted EBITDA from continuing operations was negatively impacted by 1.8% due to unfavorable movements in foreign exchange rates. Our loss from continuing operations for the fourth quarter of 2014 was $30.9 million, compared to $52.0 million in the prior-year period.

Acelity revenue for the year ended December 31, 2014, was $1.866 billion, up from the prior year by 7.7% as reported and 8.3% on a constant currency basis.

•
AWT revenue was $1.420 billion, up 10.3% as reported and 11.1% on a constant currency basis, compared to the prior year. Year-over-year revenue growth was primarily the result of our acquisition of Systagenix in the fourth quarter of 2013. Excluding Systagenix, our AWT business declined 1.9% on a constant currency basis due primarily to lower average pricing resulting from increased competition, healthcare reform and declining reimbursement. Higher volumes from our North America NPWT business and continued growth in the fastest growing markets around the globe partially offset this decline.

•
Regenerative Medicine revenue was $428.1 million, down 3.2% as reported and 3.1% on a constant currency basis, compared to the prior year. This decline was due primarily to reduced volumes in our hernia repair business, partially offset by growth in our breast reconstruction business and continued international growth.

Adjusted EBITDA from continuing operations for the year ended December 31, 2014, declined 0.8% to $712.1 million from $717.6 million in the prior year. On a constant currency basis, Adjusted EBITDA from continuing operations for the year ended

December 31, 2014 declined 0.2%. Our loss from continuing operations for the year ended December 31, 2014 was $235.0 million compared to $555.1 million in the prior year.

Financial Position

Total cash at December 31, 2014, was $183.5 million. During 2014, Acelity generated cash of $91.8 million from operations, used cash of $78.3 million in investing activities and used cash of $28.7 million in financing activities.

As of December 31, 2014, total long-term debt outstanding was $4.84 billion and our Net Leverage Ratio2 was 6.2x.

Key Highlights

The Company's key highlights include:

•	Achieving double digit volume growth in U.S. AWT devices business;

•	Attaining new record for AWT devices volumes in the fourth quarter of 2014;

•	Delivering record PrevenaTM Incision Management System revenues on further market expansion;

•
Recent clinical data on ABTheraTM Open Abdomen Negative Pressure Therapy published in the Annals of Surgery observed a greater than 50% reduction in 90-day mortality in patients who received ABThera versus the traditional Barker's vacuum- packing technique for treatment of the open abdomen;

•	In October, Acelity announced the appointment of Greg Kayata as Senior Vice President, Human Resources;

•	In November, Acelity announced the appointment of Thomas Casey as Executive Vice President and Chief Financial Officer;

•	In December, Acelity announced the appointment of Gaurav S. Agarwal as Group President, Businesses and Innovation.

Acquisition of Systagenix

In the fourth quarter of 2013, we closed the acquisition of Systagenix, an established provider of advanced wound therapeutics products. Financial results of Systagenix are included within our consolidated financial statements for the period subsequent to the acquisition date. Combining Systagenix' advanced wound dressings with our KCI wound care business and innovation pipeline has enabled us to create additional value for customers by providing more complete solutions for patients and clinicians.

Transfer of SPY® Elite System Marketing and Distribution Rights

On October 29, 2014, LifeCell Corporation entered into an agreement with Novadaq® Technologies Inc. (“Novadaq”) to transfer all marketing and distribution rights to the SPY® Elite System from LifeCell to Novadaq, effective November 30, 2014. In connection with the transfer, the parties agreed to terminate various distribution agreements entered into between 2010 and 2011. The U.S. agreement for the core fields of plastic, general and gastrointestinal surgeries was set to expire in November 2015. The termination agreement provided for a one-time payment of $4.5 million to LifeCell on November 30, 2014, and the repurchase of existing inventory. These operations are classified as gain (loss) from discontinued operations, net of tax within the accompanying Condensed Consolidated Statements of Operations.

Company Structure

Acelity is a non-operating holding company whose business is comprised of the operations of wholly owned subsidiaries that commercialize our advanced wound therapeutics and regenerative medicine products. Our Advanced Wound Therapeutics business is conducted by KCI and its subsidiaries, including Systagenix, and our Regenerative Medicine business is conducted by LifeCell. Acelity is controlled by investment funds advised by Apax Partners and controlled affiliates of Canada Pension Plan Investment Board, the Public Sector Pension Investment Board and certain other co-investors.  Unless otherwise noted in this report, the terms “we,” “our” or “Company,” refer to Acelity and its subsidiaries, collectively.

Non-GAAP Financial Information

Within this document, we have presented 1) Adjusted EBITDA from continuing operations, as defined in our senior secured credit agreement and 2) supplemental revenue and EBITDA data to exclude the impact of foreign currency fluctuations on a non-GAAP basis.

These non-GAAP financial measures do not replace the presentation of our GAAP results. We have provided this supplemental non-GAAP information because it may provide meaningful information regarding our results on a basis that better facilitates an understanding of our results of operations which may not be otherwise apparent under GAAP. Management uses this non-GAAP financial information, along with GAAP information, for reviewing the operating results of its business segments and for analyzing potential future business trends. In addition, we believe some investors may use this information in a similar fashion. A reconciliation of certain GAAP selected financial information for the periods presented to the non-GAAP selected financial information provided is included herein.

1Adjusted EBITDA from continuing operations excludes the operations of our previously divested TSS business, the impact of our SPY Elite business and the impact of merger-related expenses, foreign currency gains or losses, business optimization expenses and other expenses specified in the reconciliation within this release.

2 The Net Leverage Ratio represents Net Debt divided by Consolidated EBITDA for the last twelve months. Net Debt consists of total indebtedness including capital leases and other financing obligations, less cash and cash equivalents up to the greater of$300.0 million or 40% of Consolidated EBITDA for the last twelve months. Consolidated EBITDA, as defined in our senior secured credit agreement, represents Adjusted EBITDA from continuing operations plus "run rate" cost savings.

FOR MORE INFORMATION, CONTACT:

Investors
Caleb Moore
Office: (210) 255-6433
caleb.moore@acelity.com

News Media
Mike Barger
Office: (210) 255-6824
mike.barger@acelity.com

ACELITY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	Three months ended December 31,			Year ended December 31,
	2014	2013	% Change	2014	2013	% Change
Revenue:
Rental	$192,415	$179,135	7.4%	$719,864	$743,818	(3.2)%
Sales	290,318	283,247	2.5	1,146,475	989,083	15.9
Total revenue	482,733	462,382	4.4	1,866,339	1,732,901	7.7

Rental expenses	78,643	83,987	(6.4)	332,762	353,504	(5.9)
Cost of sales	78,092	76,522	2.1	323,363	251,842	28.4
Gross profit	325,998	301,873	8.0	1,210,214	1,127,555	7.3

Selling, general and administrative expenses	205,908	175,172	17.5	713,554	684,601	4.2
Research and development expenses	17,719	19,484	(9.1)	69,321	75,577	(8.3)
Acquired intangible asset amortization	47,072	49,448	(4.8)	194,433	188,571	3.1
Wake Forest settlement	—	—	—	198,578	—	—
Impairment of goodwill and intangible assets	—	—	—	—	443,400	—
Operating earnings (loss)	55,299	57,769	(4.3)	34,328	(264,594)	(113.0)

Interest income and other	3,422	323	—	3,667	1,602	128.9
Interest expense	(104,258)	(104,733)	(0.5)	(412,733)	(419,877)	(1.7)
Loss on extinguishment of debt	—	—	—	—	(2,364)	—
Foreign currency gain (loss)	4,157	(10,291)	—	17,844	(22,226)	—
Derivative instruments gain (loss)	(2,513)	(1,624)	54.7	(5,183)	1,576	—
Loss from continuing operations before income tax benefit	(43,893)	(58,556)	(25.0)	(362,077)	(705,883)	(48.7)
Income tax benefit	(12,965)	(6,572)	97.3	(127,031)	(150,792)	(15.8)
Loss from continuing operations	(30,928)	(51,984)	(40.5)	(235,046)	(555,091)	(57.7)
Gain (loss) from discontinued operations, net of tax	1,392	(751)	—	4,573	(3,567)	—
Net loss	$(29,536)	$(52,735)	(44.0)%	$(230,473)	$(558,658)	(58.7)%

ACELITY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2014	December 31, 2013
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$183,541	$206,949
Accounts receivable, net	370,483	407,578
Inventories, net	178,222	181,567
Deferred income taxes	63,025	23,621
Prepaid expenses and other	27,563	53,161
Total current assets	822,834	872,876

Net property, plant and equipment	288,048	333,725
Debt issuance costs, net	77,896	102,054
Deferred income taxes	31,692	31,459
Goodwill	3,378,298	3,378,661
Identifiable intangible assets, net	2,397,251	2,549,201
Other non-current assets	4,694	4,669

	$7,000,713	$7,272,645

Liabilities and Equity:
Current liabilities:
Accounts payable	$51,827	$50,316
Accrued expenses and other	343,484	328,975
Current installments of long-term debt	25,721	26,311
Income taxes payable	1,305	3,368
Deferred income taxes	113,658	2,199
Total current liabilities	535,995	411,169

Long-term debt, net of current installments and discount	4,815,290	4,865,503
Non-current tax liabilities	33,300	53,682
Deferred income taxes	792,157	1,003,784
Other non-current liabilities	163,258	40,432
Total liabilities	6,340,000	6,374,570
Equity:
General partner’s capital	—	—
Limited partners’ capital	670,787	900,218
Accumulated other comprehensive loss, net	(10,074)	(2,143)
Total equity	660,713	898,075

	$7,000,713	$7,272,645

ACELITY L.P. INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands)

	Year ended December 31,
	2014	2013
Cash flows from operating activities:	(unaudited)
Net loss	$(230,473)	$(558,658)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt issuance costs and discount	38,966	35,838
Depreciation and other amortization	303,905	335,959
Loss (gain) on disposition of assets	(900)	4,423
Amortization of fair value step-up in inventory	6,680	3,162
Fixed asset and inventory impairment	—	30,580
Impairment of goodwill and intangible assets	—	443,400
Write-off of other intangible assets	—	16,885
Provision for bad debt	14,032	7,308
Loss on extinguishment of debt	—	2,364
Gain on sale of investment	(3,211)	—
Equity-based compensation expense	4,033	2,925
Deferred income tax benefit	(159,170)	(187,089)
Unrealized gain on derivative instruments	(10,670)	(4,645)
Unrealized loss (gain) on revaluation of cross currency debt	(39,756)	14,450
Change in assets and liabilities:
Decrease (increase) in accounts receivable, net	26,596	(10,924)
Increase in inventories, net	(3,096)	(17,171)
Decrease (increase) in prepaid expenses and other	19,308	(9,338)
Increase in accounts payable	1,608	1,137
Increase in accrued expenses and other	125,677	20,449
Increase (decrease) in tax liabilities, net	(1,734)	5,724
Net cash provided by operating activities	91,795	136,779

Cash flows from investing activities:
Additions to property, plant and equipment	(66,584)	(80,911)
Decrease (increase) in inventory to be converted into equipment for short-term rental	(3,563)	1,286
Dispositions of property, plant and equipment	3,652	1,298
Proceeds from disposition of assets	5,212	—
Proceeds from sale of investment	4,211	—
Business acquired in purchase transaction, net of cash acquired	(9,613)	(478,748)
Increase in identifiable intangible assets and other non-current assets	(11,587)	(6,747)
Net cash used by investing activities	(78,272)	(563,822)

Cash flows from financing activities:
Distribution to limited partners	—	(1,572)
Settlement of profits interest units	(2,332)	(176)
Repayments of long-term debt and capital lease obligations	(26,403)	(69,396)
Payment of debt issuance costs	—	(20,477)
Acquisition financing for Systagenix:
Proceeds from borrowings on Incremental Term Loan	—	349,563
Payment of debt issuance costs	—	(7,340)
Net cash provided (used) by financing activities	(28,735)	250,602
Effect of exchange rate changes on cash and cash equivalents	(8,196)	240
Net decrease in cash and cash equivalents	(23,408)	(176,201)
Cash and cash equivalents, beginning of period	206,949	383,150
Cash and cash equivalents, end of period	$183,541	$206,949

ACELITY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Supplemental Revenue Data
(dollars in thousands)
(unaudited)

	Three months ended December 31,				GAAP % Change	Constant Currency % Change (1)
	2014			2013 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	$192,415	$2,346	$194,761	$179,135	7.4%	8.7%
Sales	176,630	6,765	183,395	163,726	7.9	12.0
Total	369,045	9,111	378,156	342,861	7.6	10.3

Regenerative Medicine revenue:
Sales	109,298	659	109,957	116,181	(5.9)	(5.4)

Other revenue:
Sales	4,390	121	4,511	3,340	31.4	35.1

Total Revenue:
Rental	192,415	2,346	194,761	179,135	7.4	8.7
Sales	290,318	7,545	297,863	283,247	2.5	5.2
Total	$482,733	$9,891	$492,624	$462,382	4.4%	6.5%

	Year ended December 31,				GAAP % Change	Constant Currency % Change (1)
	2014			2013 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	$719,864	$2,796	$722,660	$743,818	(3.2)%	(2.8)%
Sales	700,414	7,324	707,738	543,569	28.9	30.2
Total	1,420,278	10,120	1,430,398	1,287,387	10.3	11.1

Regenerative Medicine revenue:
Sales	428,089	582	428,671	442,174	(3.2)	(3.1)

Other revenue:
Sales	17,972	(110)	17,862	3,340	—	—

Total Revenue:
Rental	719,864	2,796	722,660	743,818	(3.2)	(2.8)
Sales	1,146,475	7,796	1,154,271	989,083	15.9	16.7
Total	$1,866,339	$10,592	$1,876,931	$1,732,901	7.7%	8.3%

(1) Represents percentage change between 2014 non-GAAP Constant Currency revenue and 2013 GAAP revenue.

ACELITY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Selected Financial Information
(dollars in thousands)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013

Net loss	$(29,536)	$(52,735)	$(230,473)	$(558,658)
Loss (gain) from discontinued operations, net of tax	(1,392)	751	(4,573)	3,567
Interest expense, net of interest income	104,165	104,689	412,438	419,337
Income tax benefit	(12,965)	(6,572)	(127,031)	(150,792)
Foreign currency (gain) loss	(4,157)	10,291	(17,844)	22,226
Depreciation and other amortization	69,391	83,933	303,905	335,959
Derivative instruments (gain) loss	2,513	1,624	5,183	(1,576)
Management fees and expenses	1,356	4,787	5,050	8,910
Equity-based compensation expense	1,067	879	4,033	2,925
Acquisition, disposition and financing expenses (1)	793	13,518	5,885	36,364
Business optimization expenses(2)	24,740	22,832	79,412	91,525
Wake Forest settlement	—	—	198,578	—
Other permitted expenses (3)	42,357	7,493	77,553	507,777
Adjusted EBITDA from continuing operations	198,332	191,490	712,116	717,564
Adjusted EBITDA from discontinued operations (4)	1,365	263	6,537	(927)
Total adjusted EBITDA	$199,697	$191,753	$718,653	$716,637

Adjusted EBITDA from continuing operations as a percentage of revenue	41.1%	41.4%	38.2%	41.4%

(1) Represents labor, travel, training, consulting and other costs associated with acquisition, disposition and financing activities, such as the acquisition of Systagenix, technology acquisitions and the repricing of our senior secured credit facility.
(2) Represents labor, travel, training, consulting and other costs associated exclusively with our business optimization initiatives.
(3) Represents charges for the impairment of goodwill, intangible assets and fixed assets, the write-off of in-process research and development and other intangible assets, amortization of the fair value step-up in inventory, litigation settlement and other permitted expenses.
(4) Adjusted EBITDA from discontinued operations includes the (gain) loss from discontinued operations, excluding any related gain or loss on disposition of assets, adjusted as defined in our senior secured credit agreement.

					GAAP % Change	Constant Currency % Change (1)
	2014			2013 GAAP
	GAAP	FX Impact	Constant Currency
Three months ended December 31,
Adjusted EBITDA from continuing operations	$198,332	$3,511	$201,843	191,490	3.6%	5.4%

Year ended December 31,
Adjusted EBITDA from continuing operations	712,116	4,366	$716,482	717,564	(0.8)%	(0.2)%